U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 21, 2013

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3651 Lindell Rd., Ste D#322, Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On April 21, 2013, effective as of April 15, 2013, American Graphite Technologies Inc. received back an executed agreement from Rosevale Capital S.A. (“Rosevale”)  whereby the Company has engaged Rosevale to provide investor relations and marketing services for the Company (the “Agreement”).

The Agreement will be effective April, 15, 2013, and will remain in full force and effect for a Six (6) month period up to and including the close of business on October 14, 2013, and

In consideration of Rosevale having rendered services to the Company, the Company will:

a)
pay to Rosevale a fee in the amount of Two Thousand and Five Hundred Dollars  (USD$ 2,500) forthwith on the 15th day of April 2013 , and Two Thousand Five Hundred Dollars (USD$ 2,500) on the  15th day of every month following, in which this Agreement is in effect;

b)	Upon signing of this agreement the Company will be required to pay Rosevale for the first three months of service in advance. The total amount will be $7,500; and

c)
the Company will reimburse Rosevale for all expenses and disbursements, including all reasonable travel expenses incurred by Rosevale in connection with the performance of Rosevale's duties, however Rosevale shall not make any single expenditure or any series of expenditures in connection with any single matter or any number of connected matters, exceeding one thousand USD ($1,000USD).

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Number	Exhibit
10.1	Agreement between the Company and Rosevale Capital S.A. Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

American Graphite Technologies Inc.

Date: April 23, 2013	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
	Title:	President, Secretary, Treasurer and Director